UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

UTi Worldwide Inc.
 (Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K
July 9, 2009

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) On July 9, 2009, UTi Worldwide Inc. (UTi) issued $55 million (principal amount) of senior unsecured guaranteed notes (Senior Notes) and entered into new credit and letter of credit facilities. The Senior Notes and new credit facilities replace the global facility (Global Facility) and South African facility (South African Facility) provided under UTi’s existing $250 million credit facility agreement (Facility Agreement) with ABN AMRO Bank N.V. (ABN) and various other financial institutions party thereto. The Facility Agreement, which was scheduled to terminate on July 13, 2009, was terminated on July 9, 2009 in connection with the issuance of the Senior Notes and the execution of the agreements providing for the new credit and letter of credit facilities, as all loans thereunder were refinanced or paid and all letters of credit issued thereunder were terminated or supported with new letters of credit. There were no early termination penalties incurred in connection with the termination of the Facility Agreement.

Senior Notes

UTi issued the Senior Notes pursuant to a note purchase agreement (Note Purchase Agreement), dated as of July 9, 2009, among UTi, certain of its subsidiaries as guarantors (collectively with UTi, the Obligors) and the purchasers named therein. A portion of the net proceeds from the issuance of the Senior Notes was used to repay amounts outstanding under the Global Facility.

The Senior Notes are due on August 9, 2014 and bear interest at a rate of 8.06% per annum, payable semi-annually, on the 9th day of February and August, commencing February 9, 2012. The Note Purchase Agreement also requires UTi to prepay approximately $9.2 million, or such lesser principal amount as shall then be outstanding, on February 9, 2012 and each August 9th and February 9th thereafter up to and including February 9, 2014. The required prepayments shall be reduced proportionally by certain other prepayments by UTi. The Note Purchase Agreement also requires UTi to offer to prepay the principal and accrued interest of all, but not less than all, the Senior Notes held by each holder of Senior Notes if a change of control in UTi occurs. In addition, subject to certain exceptions and thresholds, UTi must prepay certain of its senior indebtedness if it or its subsidiaries sell certain assets unless the proceeds from such asset sales are reinvested in specified replacement assets.

UTi may at any time prepay all or a part of the principal amount of the Senior Notes subject to a make-whole payment. Partial prepayments may not be less than 5% of the aggregate principal amount of the Senior Notes then outstanding.

The Note Purchase Agreement contains events of default and covenants, including, but not limited to, financial covenants, restrictions on certain types of activities and transactions, reporting covenants and others. In the case of an event of default, the entire unpaid principal amount of, and all accrued but unpaid interest on, the Senior Notes will automatically, or may at the election of the holder(s), depending on the nature of the event of default, become immediately due and payable. Any overdue payments and, during the continuance of an event of default, the entire unpaid balance, shall accrue interest at the default rate, which is equal to the greater of (x) 10.06%, and (y) 2% over The Royal Bank of Scotland’s publicly announced base or prime rate. The payment and performance of all obligations of UTi under the Note Purchase Agreement are guaranteed by the other Obligors.

Letter of Credit Facilities

On July 9, 2009, the Obligors also entered into two separate unsecured letter of credit agreements that provide three unsecured letter of credit facilities. These letter of credit facilities will be used primarily (i) to support certain letters of credit which were outstanding under the Global Facility and certain other credit facilities, and (ii) for the issuance of new letters of credit.

The first letter of credit agreement (RBS/ABN Agreement) is among the Obligors, ABN and The Royal Bank of Scotland plc (RBS). The RBS/ABN Agreement provides UTi with two new unsecured letter of credit facilities: (i) a new facility for a $44 million letter of credit that matures on December 31, 2009, and (ii) a new $50 million letter of credit facility that matures on July 9, 2011.

The second letter of credit agreement (Nedbank Agreement) is among the Obligors and Nedbank Limited (Nedbank), acting through its London Branch. The Nedbank Agreement provides UTi with a $36 million letter of credit facility that matures on July 9, 2011.

Pursuant to the terms of both letter of credit agreements, UTi will be charged fees relating to, among other things, the issuance of letters of credit, the aggregate amount of letters of credit outstanding and the unused portions of these facilities, all at the rates specified in the applicable agreement.

Under both letter of credit agreements, UTi is required to reimburse the issuing bank for any amounts drawn on letters of credit no later than the second business day following the date the drawing is honored. Drawings on the letters of credit issued under these facilities will accrue interest at the rate specified in the applicable agreement until paid.

If a change of control in UTi occurs, both letter of credit agreements require UTi to provide cash collateral and/or backstop letters of credit amounting in the aggregate to 105% of the amount available for drawings under outstanding letters of credit within 5 business days of a request by the issuing bank. In addition, subject to certain exceptions, UTi must prepay certain of its senior indebtedness if it or its subsidiaries sell certain assets unless the proceeds from such asset sales are reinvested in specified replacement assets.

Both letter of credit agreements contain events of default and other covenants, including, but not limited to, financial covenants, restrictions on certain types of payments, activities and transactions, reporting covenants and others. In the case of certain events of default, all of the Obligors’ liabilities and obligations under the letter of credit facilities (plus an amount equal to 105% of the maximum amount that may be drawn on letters of credit then outstanding) will automatically become immediately due and payable and the obligations of the issuing banks to issue additional letters of credit shall immediately terminate. The payment and performance of all obligations of UTi under both letter of credit agreements are guaranteed by the other Obligors.

On July 9, 2009, letters of credit amounting in the aggregate to approximately $100 million were issued under these two agreements.

New South African Facilities

In addition, on July 9, 2009, certain of UTi’s subsidiaries with operations in South Africa (collectively, the South African Obligors) entered into a facilities agreement (New South African Facilities Agreement) with Nedbank. The New South African Facilities Agreement provides both: (i) a 650 million South African rand revolving credit facility, which is comprised of a 400 million South African rand working capital facility and a 250 million South African rand letter of credit, guarantee and forward exchange contract facility, and (ii) a 150 million South African rand revolving asset-based finance facility, which includes, among other things, a capital lease line.

The 650 million South African rand revolving credit facility matures on July 8, 2012 and the 150 million South African rand asset-based finance facility matures on July 8, 2014.

Overdrafts under the new South African working capital facility and amounts outstanding under the new revolving asset-based finance facility will bear interest at a rate per annum equal to Nedbank’s publicly quoted prime rate minus 1%. The per annum interest rate payable in respect of foreign currency accounts will generally be the London Interbank Offered Rate (LIBOR), or with respect to a foreign currency account in euro, the Euro Interbank Offered Rate (EURIBOR), plus the lender’s cost of funds (to the extent greater than LIBOR or EURIBOR, as applicable), plus 3%. Instruments issued under the letter of credit, guarantee and forward exchange contract facility will bear interest at a rate to be agreed upon in writing by the South African Obligors and Nedbank.

If a change in control of Pyramid Freight (Proprietary) Limited and Pyramid Freight (Proprietary) Limited SA Branch occurs, the facilities provided under the New South African Facilities Agreement will be terminated and all amounts outstanding thereunder must be repaid no later than 5 business days after the South African Obligors receipt of notice from Nedbank that the facilities have been terminated.

The New South African Facilities Agreement contains events of default and covenants, including, but not limited to, financial covenants, restrictions on certain types of activities and transactions, reporting covenants and others. If an event of default shall occur which is continuing, all amounts outstanding under the New South African Facilities Agreement may, at the election of Nedbank, become immediately due and payable and Nedbank may terminate all or a portion of the facilities provided under the New South African Facilities Agreement. Upon the occurrence and during the continuance of an event of default, the interest rates payable under the New South African Facilities Agreement will be increased by 3%. The payment and performance of all obligations of the South African Obligors under the New South African Facilities Agreement are guaranteed by the South African Obligors.

The New South African Facilities Agreement also provides for an uncommitted seasonal customs facility which may be made available to the South African Borrowers at a later date if requested by the South African Borrowers.

As a result of entering into the New South African Facilities Agreement on July 9, 2009, all of the borrowings, letters of credit, guarantees, forward exchange contracts and other instruments outstanding under the prior South African Facility ceased to be outstanding thereunder and became outstanding under the New South African Facilities Agreement. As of July 9, 2009, approximately $40 million in letters of credit, guarantees, forward exchange contracts and loans were outstanding under the New South African Facilities Agreement.

Other Information. ABN was a mandated lead arranger, the Global Facility agent, coordinating facility agent and a lender under the Facility Agreement. Nedbank Limited was the South African Facility agent and a lender under the Facility Agreement and is the arranger and facility agent under the New South African Facilities Agreement. RBS Securities Inc., an affiliate of RBS, served as placement agent for the Senior Notes.

The foregoing descriptions of the Note Purchase Agreement, the RBS/ABN Agreement, the Nedbank Agreement and the New South African Facilities Agreement are qualified in their entirety by reference to the full terms and conditions of the Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, the RBS/ABN Agreement which is filed as Exhibit 10.2 hereto and incorporated herein by reference, the Nedbank Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference, and the New South African Facilities Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Note Purchase Agreement, dated as of July 9, 2009, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto
10.2	Letter of Credit Agreement, dated as of July 9, 2009, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and ABN AMRO Bank N.V. (ABN) and The Royal Bank of Scotland plc
10.3	Letter of Credit Agreement, dated as of July 9, 2009, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and Nedbank Limited, acting through its London Branch
10.4	Facilities Agreement, dated as of July 9, 2009, by and among certain subsidiaries of UTi Worldwide Inc. and Nedbank Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: July 13, 2009

By: /s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President — Enterprise
Support Services & General Counsel

Exhibit Index

Exhibit	Description

10.1	Note Purchase Agreement, dated as of July 9, 2009, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and the purchasers party thereto
10.2	Letter of Credit Agreement, dated as of July 9, 2009, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and ABN AMRO Bank N.V. (ABN) and The Royal Bank of Scotland plc
10.3	Letter of Credit Agreement, dated as of July 9, 2009, by and among UTi Worldwide Inc. and certain of its subsidiaries party thereto and Nedbank Limited, acting through its London Branch
10.4	Facilities Agreement, dated as of July 9, 2009, by and among certain subsidiaries of UTi Worldwide Inc. and Nedbank Limited